UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-18800155 (I.R.S. Employer Identification No.)

Suite 600, 595 Hornby Street
Vancouver, British Columbia, Canada V6C 1A4

(Address of Principal Executive Offices and Zip Code)

Stock Option Agreement with George Tsafalas
Stock Option Agreement with Byron Cox
Stock Option Agreement with Dave Jeffery
Stock Option Agreement with John Thornton
(Full title of the plan)

The President
FAIRCHILD INTERNATIONAL CORPORATION
Suite 600, 595 Hornby Street
Vancouver, British Columbia, Canada V6C 1A4

(Name and address of agent for service)

604.646.5614
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

David J. Cowan
Clark, Wilson, Barristers and Solicitors
#800 - 885 West Georgia Street
Vancouver, British Columbia, Canada, V6C 3H1
Telephone: 604.687.5700

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,050,000(2)	$0.08(1)	$84,000(1)	$7.73(1)

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.07 bid; $0.08 ask) of the common stock as reported on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board on July 10, 2002.

(2) Pursuant to Stock Option Agreements between Fairchild International Corporation and each of George Tsafalas, Byron Cox, Dave Jeffery and John Thornton dated July 9, 2002, the issuance of an aggregate of 1,050,000 options to purchase common shares in the capital of our company, at an exercise price of US$0.075 per share until July 9, 2005, to George Tsafalas (400,000 options), Byron Cox (250,000 options), Dave Jeffery (150,000 options) and John Thornton (250,000 options).

EXPLANATORY NOTE

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register 1,050,000 shares of our common stock, $.001 par value per share, issuable pursuant to outstanding stock options granted pursuant to Stock Option Agreements dated July 9, 2002 between our company and each of George Tsafalas, Byron Cox, Dave Jeffery and John Thornton. The stock options were granted to each of George Tsafalas, Byron Cox, Dave Jeffery and John Thornton as an incentive to ensure that we retain the services of such individuals, and to encourage such individuals to acquire a greater proprietary interest in Fairchild, thereby strengthening their incentive to achieve the objectives of our shareholders.

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 900,000 "control securities" which may be issued, pursuant to the Stock Option Agreements between Fairchild and each of George Tsafalas, our company's President and director, Byron Cox, our company's Secretary, Treasurer and director and John Thornton a director of our company.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to each of George Tsafalas, Byron Cox and John Thornton as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement under Rule 424 of the 1933 Act.

REOFFER PROSPECTUS

The date of this prospectus is July 10, 2002

Fairchild International Corporation
Suite 600, 595 Hornby Street
Vancouver, British Columbia V6C 1A4 Canada

900,000 Shares of Common Stock

This reoffer prospectus relates to 900,000 shares of our common stock may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The selling stockholders and any brokers executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common stock is traded on the OTC Bulletin Board under the symbol "FRCD." On July 10, 2002, the last reported price of our common stock on such market was $0.08 per share.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 8 OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

REOFFER PROSPECTUS

Available Information

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Fairchild International Corporation files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-28305), filed with the Securities and Exchange Commission on November 30, 1999, including all amendments and reports for the purpose of updating such description;

2. Our Annual Report on Form 10-KSB, filed on April 16, 2002;

3. Our Current Report on Form 8-K, filed on May 17, 2002;

3. Our Quarterly Report on Form 10-QSB, filed on May 20, 2002;

4. Our Current Report on Form 8-K, filed on June 14, 2002; and

5. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, FAIRCHILD INTERNATIONAL CORPORATION SUITE 600, 595 HORNBY STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1A4. OUR TELEPHONE NUMBER IS 604.646.5614.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Prospectus Summary

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

Summary of Risk Factors

An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

(a) the fact that our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development;

(b) the fact that our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing;

(c) that fact that we have suffered recurring losses from operations and have no established source of income, and that these circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report issued in connection with our financial statements for the years ended December 31, 2000 and 2001;

(c) the fact that our decision as to whether our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and feasibility studies and the recommendations of duly qualified engineers, geologists, or both; and

(d) the fact that exploration for economic reserves of oil and gas is subject to a number of risk factors.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 8 of this reoffer prospectus.

Forward Looking Statements

This reoffer prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this reoffer prospectus, the terms "we", "us", "our" and "Fairchild" mean Fairchild International Corporation, unless otherwise indicated.

Business of our Company

Corporate History

Fairchild was incorporated on June 20, 1997 under the laws of the State of Nevada under the name Goanna Resources, Inc. Since inception, our focus had been on the identification and acquisition of mineral resource properties in Australia. On June 24, 1999 we changed our name to Fairchild International Corporation after it had become apparent that such mining opportunities would not come to fruition.

Effective September 30, 1999, we entered into a Research, Development and Licence Agreement with Praxis Pharmaceuticals, Inc., an affiliate. Under that agreement, Praxis had granted us a worldwide exclusive license for all products and processes developed, and to be developed, relating to arthritis and dermal wrinkles. Praxis had received 2,600,000 shares of our common stock and the right to receive royalty payments based upon revenues earned by us from the sale of any developed products. In addition, Praxis had been engaged to conduct a research program to be funded by us in the amount of $250,000. We paid only $162,500 of the funding and expressed doubt about our ability to continue the funding.

As of February 28, 2001, we terminated the Research, Development and Licence Agreement with Praxis. Under the Termination Agreement, Praxis will retain the 2,600,000 shares of our common stock and has agreed to pay us 30% of the net revenues from sales of the two applications in the field of use up to maximum of $250,000 over the first three years of sales. Effective January 15, 2002, we entered into a letter agreement with Praxis to amend the terms of the Termination Agreement to provide that Praxis will be entitled to retain our shares of common stock but that the remaining shares shall be placed in a voluntary pooling arrangement under which an amount shall be released every three months to Praxis, being 1% of the total number of our outstanding shares of common stock. The agreement also provides that so long as Praxis pays to us 66.6% of the proceeds from the sale of our shares until US$175,000 has been paid, we shall deem that payment to be in full and complete satisfaction of the royalty obligation described above.

On April 12, 2001, we entered into an agreement with Hunter Exploration Group to acquire a 100% interest in certain lands encompassed by a Special Exploration Permit, located in Northern Manitoba, Canada in consideration for payment of a total of US$30,000 in cash and issue 400,000 shares of our common stock. In addition, we are responsible for a deposit with the Province of Manitoba for the exploration permit and fulfilling work commitment obligations on the property totalling Cdn$500,000 through May 1, 2004. The property is subject to a 2% net smelter royalty and a 2% gross overriding royalty on diamond production.

On June 5, 2001, we entered into an initial option agreement with Indicator Explorations Ltd. for the right to acquire a 100% interest in the Exploration Permit 182 and Special Exploration Permits 99-6, 2001-4 and 2001-9 located in Northeast Manitoba, Canada. In exchange for the initial option, we paid Cdn$2,500 and issued 400,000 shares of our common stock. This option expired on August 15, 2001 and we elected to let the option expire to focus all of our resources on the Coalinga Nose Property, described below.

On June 15, 2001, we entered into a participation agreement with Brothers Oil and Gas Inc. and Dasher Energy Corp. to acquire a 5% working interest in an oil and gas prospect called the Coalinga Nose Property. The property is located in Fresno County, California, and consists of approximately 8,700 acres. In exchange for this interest, we paid Brothers US$50,000 and Dasher US$15,000 and issued 300,000 shares of our common stock to Dasher, and pay 100% of the initial test well to earn a 37% net revenue interest on the initial well, and a 28.125% net revenue interest on all subsequent wells.

On August 23, 2001, we amended our agreement with Brothers Oil and Gas Inc. and purchased an additional 1.85% net revenue interest before payout and 1.40625% net revenue interest after payout for a single one-time payment of $50,000. We now have a 5% working interest and a 3.7% net revenue interest before payout (3.75% working interest and 2.8125% net revenue interest after payout) in the Coalinga Nose Project Block A. In addition, in Block B of the Coalinga Nose Project, our net revenue interest has been increased to 1.875%. Test results received February 28, 2002 from the operator regarding the Coalinga Nose Well were not favourable and, to date, we have not generated any revenues from mineral exploration. As a result of poor test results received with the initial test on the Coalinga Nose Well and poor market conditions, we were unable to obtain adequate financing to proceed with the execution of our plans and refocused our efforts in seeking new business opportunities.

Effective June 6, 2002, Robert Grace resigned as our President and a director. George Tsafalas was appointed as our President and a director to fill the vacancy created by the resignation of Mr. Grace. Byron Cox, our current Secretary and Treasurer, was appointed as a director. Mr. Cox now holds the positions of Secretary, Treasurer and a Director of our Company.

Effective June 18, 2002, John Thornton was appointed as a director of our company.

Our Current Business

On April 15, 2002, we entered into a Farmout Agreement with Olympic Resources (Arizona) Ltd. wherein we have the right to earn from Olympic an assignment of Olympic's interest in oil and gas leasehold interests in certain lands located in Tehama County, California. Pursuant to the Farmout Agreement, upon payment of a fee of $15,000 for each test well, representing payment for a 3.75% interest in the information and data relating to each test well, and 5% of the costs of drilling and completion as set forth in the Farmout Agreement, we will earn and Olympic will assign a 3.75% undivided interest in five test wells. We have the right to earn a reduced 2.025% interest in a further test well upon payment of 2.7% of the drilling and completion costs and payment of a fee of $8,100 for a 2.025% interest in the data and information with respect to such well. Upon payment by us for the drilling and completion costs, we shall earn a 3.75% working interest in the balance of the farmout lands, provided that if by December 31, 2003 less than 6 test wells have been drilled we shall earn, subject to any limitations established under the underlying operating agreement, an interest in the balance of the farmout lands by virtue of having paid for our share of drilling costs (up to but not including casing) for the test wells actually drilled prior to December 31, 2003, notwithstanding that we have not paid for such drilling costs for 6 test wells. The drilling program is expected to continue for several months.

Risk Factors

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgement regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our shares of common stock are considered speculative while we proceed with our commitments under the Farmout Agreement or while we continue our search for a new business opportunity. Prospective investors should consider carefully the risk factors set out below.

Likelihood of Profit

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein.

Lack of Financial Resources

Our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, a portion of our interest in our properties may be lost to exploration partners or our properties may be lost entirely. We have limited financial resources and limited cash flow from operations and we are dependent for funds on our ability to sell our common shares, primarily on a private placement basis. There can be no assurance that we will be able to obtain financing on that basis in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. The method of financing employed by us to date results in increased dilution to the existing shareholders each time a private placement is conducted.

There can be no assurance that additional funding will be available to us for exploration and development of our projects or to fulfil our obligations under any applicable agreements. Although historically we have announced additional financings to proceed with the development of some of our previous properties, there can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our projects with the possible loss of such properties.

Going Concern Qualification

There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholders' deficiency, and lack of revenues.

We anticipate that we may require financing from unrelated third parties in order to continue seeking a suitable business opportunity or business combination. We anticipate that we will have sufficient capital to fund our ongoing operations until that time. However, we may be required to raise additional financing for a particular business combination or business opportunity. We would likely seek to secure any additional financing necessary through a private placement of our common stock.

There can be no assurance that, if required, any such financing will be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon our company. Although we believe that we have funds sufficient to meet our immediate needs, we may require further funds to finance the development of any business opportunity that we acquire. There can be no assurance that such funds will be available or available on terms satisfactory to us. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of any business opportunity that we acquire. Inadequate funding could also impair our ability to compete in the marketplace, which may result in the dissolution of our company.

Financial Considerations

Our decision as to whether our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and feasibility studies and the recommendations of duly qualified engineers, geologists, or both. This decision will involve consideration and evaluation of several significant factors including but not limited to: (1) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the oil and gas to be produced; (5) environmental compliance regulations and restraints; and (6) political climate, governmental regulation and control.

Property Defects

We have obtained title reports with respect to our oil and gas properties and believes our interests are valid and enforceable; however, these reports do not guarantee title against all possible claims. The properties may be subject to prior unregistered agreements, native land claims or transfers which have not been recorded or detected through title research. Additionally, the land upon which we hold oil and gas leases may not have been surveyed; therefore, the precise area and location of such interests may be subject to challenge.

Currency Fluctuations

We maintain our accounts in US and Canadian currencies and are therefore subject to currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

Need to Manage Growth

In the event our properties commence production, we could experience rapid growth in revenues, personnel, complexity of administration and in other areas. There can be no assurance that we will be able to manage the significant strains that future growth may place on our administrative infrastructure, systems, and controls. If we are unable to manage future growth effectively, our business, operating results and financial condition may be materially adversely affected.

Dependence on Key Personnel/Employees

We are dependent on our ability to hire and retain highly skilled and qualified personnel. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. We do not have key man insurance on any of our employees. The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition.

Dependence on Lario Oil & Gas Co.

Under the Farmout Agreement and the operating agreement referred to therein, Lario Oil & Gas Co. will act as operator for the purposes of carrying out the work necessary to obtain our right to earn an interest under the Farmout Agreement and we are therefore dependent upon Lario's expertise in the area of oil and gas exploration.

Conflicts of Interest

In addition to their interest in our company, our management currently engages, and intends to engage in the future, in the oil and gas business independently of our company. As a result, conflicts of interest between us and management of our company might arise.

"Penny Stock" Rules May Restrict the Market for the Company's Shares

Our shares of common stock are subject to rules promulgated by the Securities and Exchange Commission relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

Possible Volatility of Share Prices

Our shares of common stock are currently publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. The trading price of our shares of common stock has been subject to wide fluctuations. Trading prices of our shares of common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our shares of common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our shares of common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Indemnification of Directors, Officers and Others

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses (including, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that the person is one of our officers or directors) incurred by an officer or director in defending any such proceeding to the maximum extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Future Dilution

Our constating documents authorize the issuance of 50,000,000 shares of common stock, each with a par value of $0.001 and 1,000,000 shares of preferred stock, par value $0.01. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Anti-Takeover Provisions

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

Risks Relating to the Industry

Oil and Gas Exploration

Exploration for economic reserves of oil and gas is subject to a number of risk factors. While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. There can be no assurance that we will establish commercial discoveries on any of our properties.

Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of Our Company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competitiveness of Oil and Gas Industry

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed.

Fluctuating Price and Demand

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Comprehensive Regulation of Oil and Gas Industry

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal, provincial, or local authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.

Environmental Regulations

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, it is not fully insured against all environmental risks.

Risks Associated with Drilling

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Government Regulation/Administrative Practices

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on our Company. Any or all of these situations may have a negative impact on our ability to operate and/or become profitable.

Use of Proceeds

We will not receive any of the proceeds from the sale of any of the 900,000 shares of common stock by George Tsafalas, Byron Cox and John Thornton.

Selling Stockholders

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholder s sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. As of July 10, 2002, there were 19,362,103 common shares in our capital issued and outstanding.
Selling Stockholder	Number of Shares Beneficially Owned(2)	Number of Shares Subject to Options (3)	Shares Being Registered	Percentage of Shares Beneficially Owned(4)
				Before Offering	After Offering
George Tsafalas(1)	2,150,000(5)	400,000	400,000	11.10%	9.03%
Byron Cox(6)	719,000	500,000	250,000	3.71%	2.42%
John Thornton(7)	250,000	250,000	250,000	1.29%	nil

(1) Mr. Tsafalas was appointed a director and President of Fairchild on June 6, 2002.

(2) Represents shares owned beneficially by each of George Tsafalas and Byron Cox, including shares that he has the right to acquire within 60 days of the date of this reoffer prospectus.

(3) Includes shares of our common stock underlying options granted to each of George Tsafalas and Byron Cox, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(4) Based on 19,362,103 shares outstanding as of July 10, 2002.

(5) Effective April 4, 2002, Patch Energy Inc. ("Patch") loaned the sum of $70,000 to Fairchild secured by a promissory note (the "Note"). At the election of Patch, all of the outstanding principal amount of the Note is convertible into common shares of our company at a price of $0.04 per common share for a total of 1,750,000 common shares of Fairchild. Patch is a company controlled by George Tsafalas.

(6) Mr. Cox was appointed a director of our company on June 6, 2002, such that he now holds the positions of Secretary, Treasurer and a director of Fairchild. Mr. Cox was originally appointed Secretary, Treasurer and a director of our company on August 15, 1997 and was appointed as President effective March 15, 1999. He resigned from his position as President and a director on May 2, 2001 but continued to serve as our secretary and treasurer.

(7) Mr. Thornton was appointed a director of our company on June 18, 2002.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM EACH OF THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELL ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY EACH SELLING STOCKHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

Plan of Distribution

The selling stockholders may sell the 900,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the Over the Counter Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price on the related options, we will not receive any proceeds from sales of any shares by the selling stockholders.

Experts

The financial statements as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, are incorporated by reference in this reoffer prospectus in reliance on the report of Steele & Co., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Clark, Wilson, Vancouver, British Columbia, Canada.

Disclosure of Commission Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-28305), filed with the Securities and Exchange Commission on November 30, 1999, including all amendments and reports for the purpose of updating such description;

2. Our Annual Report on Form 10-KSB, filed on April 16, 2002;

3. Our Current Report on Form 8-K, filed on May 17, 2002;

4. Our Quarterly Report on Form 10-QSB filed on May 20, 2002;

5. Our Current Report on Form 8-K, filed on June 14, 2002 and

6. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, FAIRCHILD INTERNATIONAL CORPORATION SUITE 600, 595 HORNBY STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1A4. OUR TELEPHONE NUMBER IS 604.646.5614.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide that we must indemnify any director or officer of our corporation to the full extent permitted by applicable law as then in effect, against liability arising out of a proceeding to which the individual was made a party because he or she is or was a director or officer of our corporation. We will advance expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, as provided by our Bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5 Opinion of Clark, Wilson

10.1 Stock Option Agreement between Fairchild International Corporation and George Tsafalas, dated July 9, 2002

10.2 Stock Option Agreement between Fairchild International Corporation and Byron Cox, dated July 9, 2002

10.3 Stock Option Agreement between Fairchild International Corporation and Dave Jeffery, dated July 9, 2002

10.4 Stock Option Agreement between Fairchild International Corporation and John Thornton, dated July 9, 2002

23.1 Consent of Clark, Wilson (included in Exhibit 5)

23.2 Consent of Independent Auditor (Steele & Co.)

Item 9. Undertakings.

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on July 10, 2002.

FAIRCHILD INTERNATIONAL CORPORATION

/s/ George Tsafalas
By: ___________________________________
George Tsafalas, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Tsafalas his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ George Tsafalas
By:
George Tsafalas
President and Director

/s/ Byron Cox
By:
Byron Cox, Secretary, Treasurer and Director

/s/ John Thornton
By:
John Thornton, Director

Exhibits Required by Item 601 of Regulation S-B

Exhibit Number / Description

5 Opinion of Clark, Wilson

10.1 Stock Option Agreement between Fairchild International Corporation and George Tsafalas, dated July 9, 2002

10.2 Stock Option Agreement between Fairchild International Corporation and Byron Cox, dated July 9, 2002

10.3 Stock Option Agreement between Fairchild International Corporation and Dave Jeffery, dated July 9, 2002

10.4 Stock Option Agreement between Fairchild International Corporation and John Thornton, dated July 9, 2002

23.1 Consent of Clark, Wilson (included in Exhibit 5)

23.2 Consent of Independent Auditor (Steele & Co.)